Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2006 and the Unaudited Pro Forma Condensed Consolidated Statements of Income for the three months ended March 31, 2006 and for the years ended December 31, 2005, 2004 and 2003 have been derived from our historical financial statements and adjusted to give effect to the following, all of which are being consummated in connection with the distribution of Realogy Corporation and Wyndham Worldwide Corporation (both of which will be accounted for as discontinued operations in third quarter 2006, in accordance with Statement of Financial Accounting Standards No. 144) common stock to Cendant stockholders and the pending sale of Travelport, Inc. (which will be accounted for as a discontinued operation in accordance with SFAS No. 144 in second quarter 2006) by Cendant:

•	the receipt of aggregate special cash dividends of approximately $3.6 billion from Realogy Corporation and Wyndham Worldwide Corporation;

•	the completion of $1,875 million aggregate financing by Avis Budget Car Rental, LLC, our vehicle rental subsidiary and the repayment of vehicle-backed debt with the proceeds of such financing;

•	repayment of our corporate and certain other debt, including (i) completion of a tender offer for $2.6 billion of our corporate debt with maturity dates from 2008 to 2015 by repurchasing $2,537 million of such debt, (ii) pre-funding the payment of $950 million of our corporate debt due in August 2006 and (iii) repayment of outstanding borrowings under our $2.0 billion revolving credit facility and asset-linked facility, which amounted to $225 million and $575 million, respectively, at March 31, 2006;

•	the distribution of our Realogy segment and our Hospitality Services and Timeshare Resorts segments through the distributions of all of the shares of common stock of Realogy Corporation and Wyndham Worldwide Corporation, respectively, to our common stockholders;

•	the completion of our separation plan with the expected sale of Travelport, Inc. and

•	the execution of a proposed one-for-ten reverse stock split.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes that the above-mentioned transactions occurred on the date of such balance sheet and the Unaudited Pro Forma Condensed Consolidated Statements of Income assume that the above-mentioned transactions occurred on January 1, 2003.

Management believes that the assumptions used to derive the Unaudited Pro Forma Condensed Consolidated Financial Statements are reasonable under the circumstances and given the information available. The Unaudited Pro Forma Condensed Consolidated Financial Statements have been provided for information purposes and are not necessarily indicative of the financial condition or results of future operations or the actual financial condition or results that would have been achieved had the transactions occurred on the dates indicated. These Unaudited Pro Forma Condensed Consolidated Financial Statements (together with the footnotes thereto) should be read in conjunction with our historical consolidated financial statements and accompanying notes thereto, which can be found in our quarterly report on Form 10-Q for the period ended March 31, 2006, filed with the Securities and Exchange Commission on May 3, 2006 and our annual report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission on March 1, 2006.

The Unaudited Pro Forma Condensed Consolidated Statements of Income do not reflect material non-recurring charges which will be recorded within discontinued operations and will impact net income within the twelve months following the transaction, including: (i) a non-recurring impairment charge of approximately $1.0 billion recorded in second quarter 2006, which reflects the difference between Travelport’s carrying value and its estimated fair value, less costs to dispose and (ii) any transaction costs relating to the separation plan, which we currently estimate to be approximately $325 million. The Unaudited Pro Forma Condensed Consolidated Statements of Income also do not reflect material non-recurring charges, including (i) a pre-tax charge of approximately $300 million related to the repayment of our corporate debt, which will impact income from continuing operations within the twelve months following the transaction and (ii) a pre-tax charge of approximately $250 million related to the accelerated vesting of stock-based compensation awards, which will impact income from continuing operations and discontinued operations within the twelve months following the transaction. The Unaudited Pro Forma Condensed Consolidated Balance Sheet reflects the impact of these non-recurring charges. However, the Unaudited Pro Forma Condensed Consolidated Balance Sheet does not reflect the impact of material non-recurring charges we expect to incur in third quarter 2006 in connection with the consummation of the sale of Travelport.

CENDANT CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2006

(in millions)

	Historical Cendant	Spin-offs of Realogy & Wyndham (a)	Sale of Travelport (b)	Pro Forma Adjustments		Pro Forma Cendant
Assets
Current assets:
Cash and cash equivalents	$445	$(292)	$(219)	$198	(c)	$132
Restricted cash	70	(51)	(5)	—		14
Receivables, net	1,417	(632)	(415)	1,129	(d)	1,499
Deferred income taxes	685	(222)	(39)	(132	)(e)	292
Other current assets	943	(609)	(99)	—		235

Total current assets	3,560	(1,806)	(777)	1,195		2,172

Property and equipment, net	1,774	(708)	(471)	(138	)(f)	457
Deferred income taxes	598	71	(449)	—		220
Goodwill & other intangibles, net	15,450	(7,329)	(5,244)	—		2,877
Other non-current assets	595	(232)	(78)	162	(g)	447

Total assets exclusive of assets under programs	21,977	(10,004)	(7,019)	1,219		6,173

Assets under management programs:
Program cash	159	(129)	—	—		30
Relocation receivables	828	(828)	—	—		—
Vehicle-related, net	8,951	—	—	—		8,951
Timeshare related, net	2,677	(2,677)	—	—		—
Vacation rental	219	(219)	—	—		—
Other	12	(12)	—	—		—

	12,846	(3,865)	—	—		8,981

Total assets	$34,823	$(13,869)	$(7,019)	$1,219		$15,154

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$4,232	(1,212)	(998)	$4	(h)	$2,026
Current portion of long-term debt	1,281	(33)	(54)	(1,175	)(i)	19
Deferred income	644	(559)	(74)	—		11

Total current liabilities	6,157	(1,804)	(1,126)	(1,171)		2,056

Long-term debt	2,834	(37)	(302)	(560	)(j)	1,935
Deferred income	280	(277)	(1)	—		2
Other non-current liabilities	1,257	(90)	(312)	(242	)(k)	613

Total liabilities exclusive of liabilities under programs	10,528	(2,208)	(1,741)	(1,973)		4,606

Liabilities under management programs:
Debt	11,288	(2,225)	—	(2,450	)(l)	6,613
Deferred income taxes and other	1,909	(584)	—	—		1,325

	13,197	(2,809)	—	(2,450)		7,938

Total stockholders’ equity	11,098	(8,852)	(5,278)	5,642	(m)	2,610

Total liabilities and stockholders’ equity	$34,823	$(13,869)	$(7,019)	$1,219		$15,154

CENDANT CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2006

(a)	Represents the assets, liabilities and equity of Realogy Corporation and Wyndham Worldwide Corporation, the common stock of which was distributed to our stockholders on July 31, 2006.

(b)	Represents the assets, liabilities and equity of Travelport, Inc., for which a sale is anticipated to close in August 2006.

(c)	Represents estimated cash inflows relating to (i) net proceeds of approximately $4.3 billion to be received in connection with the sale of Travelport and (ii) special cash dividends received from Realogy and Wyndham of approximately $3.6 billion in the aggregate. Such estimated cash inflows are partially offset by (i) repayment of corporate notes and borrowings under our revolving credit facility for total cash of approximately $4.1 billion and outstanding borrowings of $575 million under our asset-linked facility, (ii) distribution of approximately $2.4 billion to Realogy and Wyndham from the estimated proceeds to be received on the pending sale of Travelport, (iii) payment of estimated cash transaction costs of $278 million related to the separation transaction, (vi) distribution of excess corporate cash of $266 million to Realogy and Wyndham, pursuant to the terms of the separation agreement entered into in connection with the spin-offs of Realogy and Wyndham and (v) repayment of $156 million of outstanding revolver borrowings on behalf of Travelport. Also reflects the receipt of $1,875 million in connection with financing arrangements consummated by our vehicle rental subsidiary in April 2006, which was subsequently utilized to repay a corresponding amount of debt under management programs.

(d)	Represents a receivable for the current portion of certain corporate liabilities assumed by Realogy and Wyndham in connection with the separation.

(e)	Represents the tax benefit associated with (i) certain transaction costs related to the separation ($168 million), (ii) the estimated loss on the repayment of our corporate debt instruments ($110 million), as discussed in (c), above and (i) and (j), below and (iii) certain estimated costs on the sale of Travelport ($19 million). These items were partially offset by (i) a balance sheet reclassification adjustment to properly reflect tax-related balances, (ii) a $151 million reduction to our deferred tax assets related to the receivables discussed in (d) and (g), (iii) the transfer of $62 million of corporate deferred tax assets to Realogy and Wyndham and (iv) a $20 million tax impact related to the reduction to our pension liability discussed in (k), below.

(f)	Represents (i) the transfer of $119 million of corporate property and equipment to Realogy, Wyndham and Travelport and (ii) the write-off of $19 million of property and equipment which we no longer utilize as a result of the separation.

(g)	Represents a receivable for the non-current portion of certain corporate liabilities assumed by Realogy and Wyndham in connection with the separation, partially offset by the write-off of $23 million of unamortized deferred financing costs related to our corporate debt repaid in connection with our execution of the separation transaction.

(h)	Represents decreases resulting from (i) the balance sheet reclassification adjustment discussed in (e), above and (i) and (j), below and (ii) the payment of accrued interest of $39 million in connection with the repayment of our corporate debt, as discussed in (c), above. These decreases were partially offset by (i) the impact of a $150 million tax charge resulting from the spin-offs of Realogy and Wyndham and (ii) a liability of $89 million related to our obligation to distribute proceeds to Realogy and Wyndham associated with the planned liquidation of an investment.

(i)	Represents the repayment of the current portion of our corporate debt and revolving credit facility in connection with the spin-offs of Realogy and Wyndham and the pending sale of Travelport.

(j)	Represents the repayment of the long-term portion of our corporate debt ($2,537 million) in connection with the spin-offs of Realogy and Wyndham and the pending sale of Travelport, partially offset by the issuance of $1,875 million of debt in connection with financing arrangements consummated by our vehicle rental subsidiary in April 2006, $91 million related to derivatives and $11 million related to the reversal of unamortized original issue discounts. The derivative balance includes $189 million of mark-to-market adjustments on current interest rate hedges, which were terminated and paid, partially offset by $98 million of unamortized net gains resulting from the termination of interest rate hedges.

(k)	Represents (i) the payment of $189 million related to hedges on corporate debt repaid in connection with the separation, (ii) the reversal of a $39 million pension liability related to the assumption of such obligation by Realogy and (iii) the payment of $14 million to fund the pension plan, pursuant to the terms of the separation agreement entered into in connection with the spin-offs of Realogy and Wyndham.

(l)	Represents repayment of debt under management programs as follows: (i) $1,875 million with proceeds from the financing completed by our vehicle rental subsidiary in April 2006 and (ii) $575 million under our asset-linked facility, each as discussed in (c), above.

(m)	Represents estimated increases to our stockholders’ equity due to (i) net proceeds of approximately $4.3 billion to be received in connection with the sale of Travelport, (ii) special cash dividends received from Realogy and Wyndham of approximately $3.6 billion in the aggregate, (iii) the assumption of corporate liabilities of approximately $1.3 billion by Realogy and Wyndham and (iv) $39 million related to the assumption of a pension liability by Realogy. Such increases are estimated to be offset by (i) the distribution of approximately $2.4 billion to Realogy and Wyndham from the estimated proceeds to be received on the pending sale of Travelport, (ii) the estimated pre-tax loss of approximately $300 million on the repayment of our corporate debt, (iii) the distribution of excess corporate cash of $266 million to Realogy and Wyndham, (iv) an estimated pre-tax charge of $244 million related to transaction costs resulting from our separation, (v) repayment of $156 million of outstanding revolver borrowings on behalf of Travelport, (vi) a $150 million tax charge resulting from the spin-offs of Realogy and Wyndham, (vii) the transfer of $119 million of corporate property and equipment to Realogy, Wyndham and Travelport, (viii) $89 million related to our obligation to distribute proceeds to Realogy and Wyndham associated with the planned liquidation of an investment and (ix) the transfer of certain corporate deferred tax assets amounting to $62 million to Realogy and Wyndham. Also includes a $107 million estimated net tax benefit on the above pro-forma transactions.

CENDANT CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2006

(in millions, except per share data)

	Historical Cendant	Spin-offs of Realogy & Wyndham (a)	Sale of Travelport (b)	Pro Forma Adjustments		Pro Forma Cendant
Revenues
Net revenues	$4,217	$(2,240)	$(640)	$—		$1,337

Expenses
Operating	2,473	(1,508)	(250)	—		715
Vehicle depreciation, lease charges and interest, net	421	—	—	(21	)(c)	400
Marketing and reservation	477	(243)	(153)	—		81
General and administrative	396	(170)	(121)	(43	)(d)	62
Non-program related depreciation and amortization	138	(61)	(49)	(4	)(e)	24
Non-program related interest, net	70	—	(10)	(25	)(f)	35
Acquisition and integration related costs:
Amortization of pendings and listings	6	(6)	—	—		—
Other	1	(1)	—	—		—
Separation costs	43	(3)	(7)	(33	)(g)	—

Total expenses	4,025	(1,992)	(590)	(126)		1,317

Income before income taxes	192	(248)	(50)	126		20
Provision for income taxes	57	(95)	4	48	(h)	14

Income from continuing operations	$135	$(153)	$(54)	$78		$6

Weighted average shares outstanding
Basic	1,006					101	(i)
Diluted	1,016					102	(i)

Earnings per share from continuing operations
Basic	$0.13					$0.06
Diluted	$0.13					$0.06

CENDANT CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2005

(in millions, except per share data)

	Historical Cendant	Spin-offs of Realogy & Wyndham (a)	Sale of Travelport (b)	Pro Forma Adjustments		Pro Forma Cendant
Revenues
Net revenues	$18,236	$(10,444)	$(2,407)	$—		$5,385

Expenses
Operating	10,684	(6,890)	(994)	—		2,800
Vehicle depreciation, lease charges and interest, net	1,547	—	—	(84	)(c)	1,463
Marketing and reservation	1,712	(913)	(485)	—		314
General and administrative	1,485	(655)	(361)	(219	)(d)	250
Non-program related depreciation and amortization	547	(235)	(196)	(18	)(e)	98
Non-program related interest, net	189	1	(18)	(104	)(f)	68
Acquisition and integration related costs:
Amortization of pendings and listings	23	(23)	—	—		—
Other	32	(3)	(28)	—		1
Restructuring and transaction-related charges	50	(14)	(10)	—		26
Separation costs	16	—	(1)	(15	)(g)	—
Impairment of intangible assets	425	—	(425)	—		—
Valuation charge associated with PHH spin-off	180	(180)	—	—		—

Total expenses	16,890	(8,912)	(2,518)	(440)		5,020

Income before income taxes	1,346	(1,532)	111	440		365
Provision for income taxes	474	(604)	72	168	(h)	110
Minority interest, net of tax	3	(3)	—	—		—

Income from continuing operations	$869	$(925)	$39	$272		$255

Weighted average shares outstanding
Basic	1,040					104	(i)
Diluted	1,060					106	(i)

Earnings per share from continuing operations
Basic	$0.84					$2.45
Diluted	$0.82					$2.41

CENDANT CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2004

(in millions, except per share data)

	Historical Cendant	Spin-offs of Realogy & Wyndham (a)	Sale of Travelport (b)	Pro Forma Adjustments		Pro Forma Cendant
Revenues
Net revenues	$16,689	$(10,121)	$(1,748)	$—		$4,820

Expenses
Operating	9,888	(6,617)	(791)	—		2,480
Vehicle depreciation, lease charges and interest, net	1,232	—	—	(84	)(c)	1,148
Marketing and reservation	1,477	(829)	(343)	—		305
General and administrative	1,279	(701)	(162)	(225	)(d)	191
Non-program related depreciation and amortization	483	(245)	(123)	(14	)(e)	101
Non-program related interest, net	263	(12)	10	(19	)(f)	242
Acquisition and integration related costs:
Amortization of pendings and listings	16	(16)	—	—		—
Other	4	(4)	(4)	—		(4)

Total expenses	14,642	(8,424)	(1,413)	(342)		4,463

Income before income taxes	2,047	(1,697)	(335)	342		357
Provision for income taxes	674	(648)	(90)	132	(h)	68
Minority interest, net of tax	8	(8)	—	—		—

Income from continuing operations	$1,365	$(1,041)	$(245)	$210		$289

Weighted average shares outstanding
Basic	1,031					103	(i)
Diluted	1,064					106	(i)

Earnings per share from continuing operations
Basic	$1.32					$2.81
Diluted	$1.28					$2.73

CENDANT CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2003

(in millions, except per share data)

	Historical Cendant	Spin-offs of Realogy & Wyndham (a)	Sale of Travelport (b)	Pro Forma Adjustments		Pro Forma Cendant
Revenues
Net revenues	$15,418	$(9,105)	$(1,631)	$—		$4,682

Expenses
Operating	8,989	(5,841)	(770)	—		2,378
Vehicle depreciation, lease charges and interest, net	1,311	—	—	(84	)(c)	1,227
Marketing and reservation	1,356	(755)	(275)	—		326
General and administrative	1,165	(608)	(132)	(186	)(d)	239
Non-program related depreciation and amortization	439	(224)	(110)	(9	)(e)	96
Non-program related interest, net	356	—	14	(18	)(f)	352
Acquisition and integration related costs:
Amortization of pendings and listings	20	(20)	—	—		—
Other	34	(7)	—	—		27

Total expenses	13,670	(7,455)	(1,273)	(297)		4,645

Income before income taxes	1,748	(1,650)	(358)	297		37
Provision for income taxes	563	(601)	(76)	111	(h)	(3)
Minority interest, net of tax	21	(21)	—	—		—

Income from continuing operations	$1,164	$(1,028)	$(282)	$186		$40

Weighted average shares outstanding
Basic	1,017					102	(i)
Diluted	1,062					106	(i)

Earnings per share from continuing operations
Basic	$1.14					$0.39
Diluted	$1.10					$0.38

CENDANT CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

(a)	Represents the results of operations of Realogy Corporation and Wyndham Worldwide Corporation, the common stock of which was distributed to our stockholders on July 31, 2006.

(b)	Represents the results of operations of Travelport, Inc., for which a sale is anticipated to close in August 2006.

(c)	Represents estimated net vehicle interest reductions of $21 million in the three months ended March 31, 2006 and $84 million in each of the years ended December 31, 2005, 2004 and 2003 principally in connection with the repayment of $1,875 million of our debt under management programs in connection with the execution of our separation plan. The proceeds from the financing completed by Avis Budget Group, LLC in April 2006, discussed in (f), below, were utilized to repay such debt.

(d)	Represents (i) estimated cost savings of $36 million, $202 million, $219 million and $186 million in the three months ended March 31, 2006 and the years ended December 31, 2005, 2004 and 2003, respectively, related to reductions in staff and salaries, legal fees, insurance and information technology costs and other corporate overhead due to our operating as a less diversified company following the spin-offs of Realogy and Wyndham and the expected sale of Travelport and (ii) savings of $7 million, $17 million and $6 million in the three months ended March 31, 2006 and the years ended December 31, 2005 and 2004, respectively, related to interest expense we incurred under our asset-linked borrowing facility, which was drawn principally on behalf of our former timeshare resorts business. In connection with our execution of the separation transaction, we repaid outstanding borrowings under the asset-linked facility, which amounted to $575 million at March 31, 2006. Estimates relating to corporate overhead costs were prepared using market comparable data and third-party resources, where applicable.

(e)	Represents the estimated reduction to depreciation and amortization expense resulting from the transfer of corporate assets from Cendant to Realogy, Wyndham and Travelport in connection with our execution of the separation transaction.

(f)	Represents corporate debt interest reductions of $60 million, $245 million, $160 million and $159 million in the three months ended March 31, 2006 and years ended December 31, 2005, 2004 and 2003, respectively, in connection with the repayment of corporate debt totaling $3,487 million. Such savings relate only to corporate debt repaid in connection with the separation and do not include interest expense on other corporate debt that was outstanding during 2004 and 2003. These estimated reductions in corporate debt interest are partially offset by estimated interest expense of $35 million in the three months ended March 31, 2006 and $141 million in each of the years ended December 31, 2005, 2004 and 2003, respectively, related to our issuance of (i) $1.0 billion of fixed and floating rate senior unsecured notes and (ii) borrowings of $875 million under a new term loan with a six-year maturity, each consummated by Avis Budget Car Rental, LLC. Such proceeds were utilized to repay $1,875 million of debt under management programs, described above in (c). A change of one-eighth of 1% (12.5 basis points) in the interest rate associated with the floating rate senior unsecured notes and term loan borrowings would result in additional annual interest expense of $1 million (in the case of an increase to the rate) or an annual reduction to interest expense of $1 million (in the case of a decrease to the rate).

(g)	Represents the elimination of costs incurred in connection with the execution of our separation plan, which will be recorded primarily within discontinued operations in third quarter 2006.

(h)	Represents the tax effects of (c) through (g) above.

(i)	Pro-forma weighted average basic and diluted shares outstanding reflect the effect of a proposed one-for-ten reverse stock split.